      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  CYGNUS, INC.
             (Exact Name of Registrant as specified in its charter)

          DELAWARE                                      94-2978092
(State of incorporation or other            (I.R.S. Employer Identification No.)
 jurisdiction of incorporation)

                               400 PENOBSCOT DRIVE
                       REDWOOD CITY, CALIFORNIA 94063-4719
                                 (650) 369-4300
(Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 JOHN C HODGMAN
                  CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                                  CYGNUS, INC.
            400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063-4719
                                 (650) 369-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                RICHARD V. SMITH
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                             San Francisco, CA 94111

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                             ----------------------

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED
                                                                  MAXIMUM
                                                              AGGREGATE OFFERING        AMOUNT OF
          TITLE OF EACH CLASS OF             AMOUNT TO BE         PRICE(1)            REGISTRATION
       SECURITIES TO BE REGISTERED            REGISTERED                                 FEE(2)
Common Stock, par value $0.001 per share,     $50,000,000       $50,000,000          $12,500
Preferred Stock, par value $0.001 per
share, Depositary Shares, Senior Debt
Securities, Subordinated Debt Securities,
Warrants (3)(4)

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2)   Amount calculated pursuant to Section 6(b) under the Securities Act.

(3) This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(4) Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 15, 2001

PROSPECTUS

                              ---------------------

                                   $50,000,000

                                  CYGNUS, INC.

                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                 DEBT SECURITIES
                                    WARRANTS

                             ----------------------

      This prospectus relates to common stock, preferred stock, depositary shares representing preferred stock, debt securities and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $50,000,000. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY____, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell common stock, preferred stock, depositary shares representing preferred stock, debt securities and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                                  CYGNUS, INC.

      We are engaged in the development and manufacture of diagnostic medical devices, utilizing proprietary technologies to satisfy unmet medical needs cost-effectively. The first such device is a frequent, automatic and non-invasive glucose monitoring device, the GlucoWatch(R) biographer. On March 22, 2001, we received approval from the United States Food and Drug Administration (FDA) to commercially distribute our GlucoWatch biographer in the United States.

      In March 2001, we signed a U.S. Market Research Agreement with Lifescan, Inc., a Johnson & Johnson company, for the GlucoWatch biographer. Under the terms of the agreement, Lifescan will have exclusive access for a limited period of time to data from a pilot marketing program to be conducted in the U.S. by us for our GlucoWatch biographer. The agreement also calls for us to have exclusive access to any market research conducted by Lifescan relating to our GlucoWatch biographer. In addition, the agreement provides Lifescan a right of first refusal with respect to a Comprehensive Collaboration Agreement from the signing of the agreement to at least sixty days after market research data has been received by Lifescan. A Comprehensive Collaboration Agreement is defined in the agreement as one company providing all commercial functions necessary to market, sell, supply, distribute and support customers in the U.S. Neither party has any obligation to enter into a Comprehensive Collaboration Agreement.

      In March 2001, we established Cygnus International, Inc., a Delaware corporation and a wholly owned subsidiary of Cygnus, Inc., to manage general and administrative activities of our international operations.

      We believe that the number of people worldwide with diabetes is increasing. In the United States alone, we believe that more than 10 million people have been diagnosed with diabetes, with another six million having the condition but not yet diagnosed. Clinical studies sponsored by the United States National Institutes of Health (NIH) indicate that better management of glucose levels through more frequent testing and more frequent insulin injections would enable people with diabetes to reduce or significantly delay many serious diabetes-related health complications. However, largely due to the pain of repetitive finger sticking and the associated disruption of daily life, most people with diabetes currently test their glucose levels less than half as often as recommended, resulting in limited information to make decisions that could better control glucose fluctuations. We believe this lack of information presents a significant unmet need for a new type of glucose monitoring device.

      To address this unmet need, our GlucoWatch biographer provides frequent, automatic and non-invasive glucose measurements and is intended for detecting trends and tracking patterns of glucose levels in adults, 18 years and older, who have diabetes. The device is intended for use at home and in health care facilities to supplement, not replace, information obtained from standard home blood glucose monitoring devices. Following a three-hour warm-up period and calibration from a finger stick blood measurement, the device is capable of providing up to 36 non-invasive glucose measurements over 12 hours. The extracted glucose is collected in the AutoSensor, which is attached to the back of the biographer and replaced after 12 hours of measurements. The GlucoWatch biographer system (i.e., the biographer and AutoSensor) offers features such as alerts that indicate hypoglycemic and hyperglycemic conditions and event markers that record factors affecting glucose levels.

      It has been our priority to establish alliances to allow us to successfully develop, manufacture and commercialize the GlucoWatch biographer. We have already entered into several agreements, including the following:

- a patent license agreement with The Regents of the University of California;

- supply agreements relating to materials for our GlucoWatch biographer, including those with E.I. du Pont de Nemours and Company, Key Tronic Corporation and Hydrogel Design Systems, Inc.;

- contract manufacturing agreements with Contract Manufacturing, Inc., now Corium International, for the consumable AutoSensor, and with Sanmina Corporation for the manufacture of the durable GlucoWatch biographer; and

- an outsource logistics service contract with Livingston Healthcare Services, Inc. to provide receiving, storage, customer service, technical support and shipment in the United States, as well as logistics contracts with companies for the United Kingdom.

      In 1999, we applied to the FDA for approval to sell our GlucoWatch biographer. On December 6, 1999, our pre-market approval (PMA) application received a unanimous recommendation for approval, subject to conditions, from the FDA's Clinical Chemistry and Clinical Toxicology Devises Panel of the Medical Devices Advisory Committee. In May 2000, we received an approvable letter from the FDA for our GlucoWatch biographer wherein specific, final conditions relating to manufacturing, final printed labeling materials and post-market evaluations of certain aspects of product performance were set forth.

      On March 22, 2001, the FDA granted approval for us to market and commercially distribute our GlucoWatch biographer in the United States as a prescription device for adults (18 years and older). As previously indicated in the approvable letter, post-market evaluation studies on certain topics are required after we begin selling. We are introducing the GlucoWatch biographer in the United States initially on a limited basis to a small number of patients selected by designated physicians for a pilot marketing program. We are conducting this program to learn more about patients' and caregivers' firsthand experiences with the GlucoWatch biographer. To support that effort, comprehensive training materials and curricula have been completed and distributed to physicians and health care professionals. In addition, new clinical research trials will be started to potentially expand the indications for the GlucoWatch biographer, including its use with gestational diabetes. We have begun clinical trials with children and adolescents (ages 7-17). We also have begun outcome studies designed to demonstrate the benefits of our GlucoWatch biographer, collecting information that can become part of efforts to secure reimbursement from managed care organizations. We have initiated professional education programs to introduce our technology to physicians and other diabetes health care professionals.

      It was in mid-1998 that we established the product specifications and manufacturing processes for the GlucoWatch biographer system that have been approved by the FDA. Since that time, we have developed, and continue to develop, a number of enhancements to the GlucoWatch biographer's performance and user convenience, and are developing a future product utilizing communication by radio frequency. Additionally, we are working on equipment and processes for improving manufacturing capacity and reducing manufacturing costs. Before we can make the GlucoWatch biographer broadly available, we must qualify and validate our large-scale production equipment and processes. We will submit some of these product and manufacturing enhancements to the FDA by supplementing our existing PMA application.

      In 1999, we first received a CE Certificate for the GlucoWatch biographer system, indicating that the product has met the essential requirements and other criteria of the European Community Directive 93/42/ECC, Annex V, Section 3.2. The CE Certificate is required for selling products in the European Community. In the fourth quarter of

2000, we shipped our first commercial GlucoWatch biographers to the United Kingdom and are continuing sales therein.

      We have a limited operating history and we have not reported an operating profit for any year since our inception. We expect our net losses to continue for the foreseeable future. At March 31, 2001, our accumulated deficit and net capital deficiency were approximately $220.8 million and $16.9 million, respectively. We have no experience developing, manufacturing, or commercializing diagnostic products, and there have been no sales of our GlucoWatch biographer in the United States to date.

      Our principal executive offices are located at 400 Penobscot Drive, Redwood City, California 94063 and our telephone number is 650-369-4300. As used in this prospectus, the words "we," "us," "our" and "Cygnus" refer to Cygnus, Inc., a Delaware corporation.

                                  RISK FACTORS

      The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Cygnus, Inc. and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Cygnus, Inc." and "Risk Factors" and elsewhere in this prospectus, including in the documents incorporated by reference, are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus, including in the documents incorporated by reference, that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about:

- our ability to manufacture and commercially scale-up the GlucoWatch biographer;

-     plans for commercialization alliances;

-     our ability to achieve market acceptance of the GlucoWatch biographer; and

- plans for enhancements and possible manufacturing changes through the pre-market approval supplement process.

      In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus, including in the documents incorporated by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings is the sum of pre-tax income or loss from continuing operations and fixed charges. Fixed charges is the sum of all interest, whether expensed or capitalized, amortization of debt issuance costs, discounts or premiums related to indebtedness, and the estimated interest component of rental expense.

      The Company has a history of operating and net losses, and therefore no earnings have been available to cover fixed charges. Fixed charges, which consist of interest, whether expensed or capitalized, and the estimated interest component of rental expense, are as follows:


    March 31,                                            Year ended December 31,

      2000                   2000               1999                1998                1997              1996
------------------    ------------------- ------------------ -------------------- ------------------ ----------------
    $935,742              $8,906,232         $3,530,643          $9,159,177          $1,716,474         $744,311


                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for manufacturing and commercialization expenditures in support of our GlucoWatch biographer and for general corporate purposes, including working capital. General corporate purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

        DESCRIPTION OF THE COMMON STOCK AND PREFERRED STOCK WE MAY OFFER

      The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of designation which will be filed with the Securities and Exchange Commission for each series of preferred stock we may designate, if any. We also refer you to the description of our common stock and preferred stock set forth in our Registration Statement on Form 8-A that was filed with the SEC.

      We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

COMMON STOCK

      Under our amended and restated certificate of incorporation we may issue up to Fifty-Five Million (55,000,000) shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Cygnus board of directors out of funds legally available for that purpose. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

      Our common stock is listed on the Nasdaq National Market under the symbol "CYGN." The transfer agent and registrar for our common stock is Mellon Investor Services, LLC (415-743-1424).

PREFERRED STOCK

      Under our amended and restated certificate of incorporation we may issue up to Five Million (5,000,000) shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

      The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Cygnus without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

      Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

      -     the number of shares in the series of preferred stock;

      - the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

      - the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

      -     the voting rights of that series of preferred stock, if any;

      - any conversion provisions applicable to that series of preferred stock;

      - any redemption or sinking fund provisions applicable to that series of preferred stock;

      - the liquidation preference per share of that series of preferred stock, if any; and

      - the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

      We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

      The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DELAWARE LAW AND CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

      Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the acquisition of Cygnus and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Cygnus to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Cygnus outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

      We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of Cygnus without further action by the stockholders.

      Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. Our bylaws provide that special meetings of stockholders can be called only by the board of directors, the chairman of the board, if any, or the president. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the board of directors, the chairman of the board, if any, or the president. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

                DESCRIPTION OF THE DEPOSITARY SHARES WE MAY OFFER

      The following description of the depositary shares we may offer, together with the additional information included in any prospectus supplements, describes the material terms and provisions of this type of security but is not complete. For a more complete description of the terms of the depositary shares, please refer to the Deposit Agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. We will file those documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.

      We will describe in a prospectus supplement the specific terms of any depositary shares we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such depositary shares may differ from the terms described below.

GENERAL

      If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance of receipts for depositary shares to any holder of such fractional interests. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

      The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date (provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly). The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

      If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

CONVERSION, EXCHANGE AND REDEMPTION

      If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

      Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

      After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

VOTING

      When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

AMENDMENTS

      We and the depositary may agree at any time to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that
(a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or that
(b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

TERMINATION

      We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the Deposit Agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the Deposit Agreement will automatically terminate if:

      - the depositary has redeemed all related outstanding depositary shares;

      - all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

      - we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

PAYMENT OF FEES AND EXPENSES

      We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

      At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

REPORTS AND OBLIGATIONS

      The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations to performance in good faith of the duties stated in the Deposit Agreement. The depositary assumes no obligation and will not be subject to liability under the Deposit Agreement except to perform such obligations as are set forth in the Deposit Agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

                 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

      The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture among Cygnus and a trustee to be selected, relating to the issuance of the senior notes, and the indenture among Cygnus and a trustee to be selected, relating to issuance of the subordinated notes. We will file those documents with the SEC as an exhibit to the registration statement of which this prospectus is a part.

      We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.

      The senior notes will be issued under one or more senior indentures to be entered into between Cygnus and the trustee named in the senior indenture. The subordinated notes will be issued under one or more subordinated indentures to be entered into between Cygnus and the trustee named in the subordinated indenture. As used herein, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. As used herein, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

      The following summaries of certain material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

GENERAL

      Each prospectus supplement will describe the following terms relating to each series of notes that we may issue:

      -     the title;

      - whether the notes are senior debt securities or subordinated debt securities and the terms of subordination;

      -     any limit on the amount that may be issued;

      - whether or not such series of notes will be issued in global form, the terms and who the depositary will be;

      -     the maturity date(s);

      - the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

      -     the place(s) where payments shall be payable;

      - Cygnus' right, if any, to defer payment of interest and the maximum length of any such deferral period;

      - the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at Cygnus' option, and other related terms and provisions;

      - the date(s), if any, on which, and the price(s) at which Cygnus is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

      - the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof;

      - any addition to, or modification or deletion of, any event of default or any covenant of Cygnus specified in the applicable indenture with respect to such series of notes;

      - terms and conditions, if any, pursuant to which such series of notes are secured; and

      -     any other terms.

      The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

      - is issued at a price lower than the amount payable upon its stated maturity; and

      - provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

      United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

      Under the indentures, Cygnus will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

CONVERSION OR EXCHANGE RIGHTS

      The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of Cygnus will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Cygnus, and may include provisions pursuant to which the number of shares of common stock or other securities of Cygnus to be received by the holders of such series of notes would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

      Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of Cygnus to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets. However, any successor or acquirer of such assets must assume all of the obligations of Cygnus under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

      The following will be events of default under the indentures with respect to any series of notes issued:

      - failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

      -     failure to pay the principal (or premium, if any) when due;

      - failure to observe or perform any other covenant contained in the applicable series of notes or the indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after Cygnus receives notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

      - if the series of notes is convertible into shares of common stock or other securities of Cygnus, failure by Cygnus to deliver common stock or the other securities when the holder or holders of such securities elect to convert the debt securities into shares of common stock or other securities of Cygnus; and

      - certain events of bankruptcy, insolvency or reorganization of Cygnus.

      The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

      If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to Cygnus (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

      The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

      Any such waiver shall cure such default or event of default.

      Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

      -     it is not in conflict with any law or the applicable indenture;

      - the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

      - subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

      A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

      - the holder has given written notice to the trustee of a continuing event of default with respect to that series;

      - the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

      - the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

      These limitations do not apply to a suit instituted by a holder of notes if Cygnus defaults in the payment of the principal, premium, if any, or interest on, the notes.

      Cygnus will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

      Cygnus and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

      -     to cure any ambiguity, defect or inconsistency in such indenture;

      - to change anything that does not materially adversely affect the interests of any holder of notes of any series;

      - to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of Cygnus of the obligations of Cygnus under such indenture;

      - to add to the covenants of Cygnus for the benefit of holders of notes of any series or to surrender any right or power conferred upon Cygnus; and

      - to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

      In addition, under the indentures, the rights of holders of a series of notes may be changed by Cygnus and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

      -     changing the fixed maturity of such series of notes; or

      - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

      In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

FORM, EXCHANGE AND TRANSFER

      The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Cygnus and identified in a prospectus supplement with respect to such series.

      At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Cygnus or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by Cygnus for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Cygnus may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by Cygnus for any notes will be named in the applicable prospectus supplement. Cygnus may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Cygnus will be required to maintain a transfer agent in each place of payment for the notes of each series.

      If the notes of any series are to be redeemed, Cygnus will not be required to:

      - issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

      - register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

INFORMATION CONCERNING THE TRUSTEE

      The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

      Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by Cygnus, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as Cygnus' sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by Cygnus for the notes of a particular series will be named in the applicable prospectus supplement. Cygnus will be required to maintain a paying agent in each place of payment for the notes of a particular series.

      All moneys paid by Cygnus to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Cygnus, and the holder of the security thereafter may look only to Cygnus for payment thereof.

GOVERNING LAW

      The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

SUBORDINATION OF SUBORDINATED NOTES

      The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of Cygnus' other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which Cygnus may issue, nor does it limit Cygnus from issuing any other secured or unsecured debt.

                    DESCRIPTION OF THE WARRANTS WE MAY OFFER

      We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

      The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

      -     the title of the warrants;

      -     the aggregate number of the warrants;

      -     the price or prices at which the warrants will be issued;

      - the currencies in which the price or prices of the warrants may be payable;

      - the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

      - the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

      - if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

      - the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

      - the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

      - the minimum or maximum amount of the warrants which may be exercised at any one time;

      -     information with respect to book-entry procedures, if any;

      -     a discussion of any federal income tax considerations; and

      - any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

      We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. We will file a post-effective amendment to the registration statement of which this prospectus is a part to name any underwriters with respect to "at the market" offerings pursuant to Rule 415(a)(4)(iv). For all other offerings, the prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Cygnus, any underwriting discounts and other items constituting underwriters' compensation, and public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

      If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

      If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

      The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

      Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

      Underwriters, dealers and agents, may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

      If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

      Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by Cygnus for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

                                  LEGAL MATTERS

      The validity of the common stock, preferred stock, depositary shares, debt securities and warrants offered pursuant to this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, counsel to Cygnus, Inc. Certain legal matters in connection with the offered securities will be passed on for the underwriter(s), dealer(s) or agents by a law firm identified in a prospectus supplement to this prospectus.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file the annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. The SEC also maintains an Internet Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about us is also available at the Nasdaq National Market, where our common stock is listed.

      The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 for so long as this Registration Statement remains effective.

      The following documents filed with the SEC are incorporated by reference in this prospectus:

      1. Annual Report on Form 10-K of Cygnus for the fiscal year ended December 31, 2000;

      2. Quarterly Report on Form 10-Q of Cygnus for the fiscal quarter ended March 31, 2001.

      3.    Current Reports on Form 8-K dated March 8, 2001 and March 23, 2001;

      4. The description of common stock contained in Cygnus' registration statement on Form 8-A; and

      5. The description of our Series A Junior Participating Preferred Stock contained in the registration statement on Form 8-A12B/A filed December 14, 1988.

YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

         CYGNUS, INC.
         400 PENOBSCOT DRIVE
         REDWOOD CITY, CALIFORNIA 94063
         ATTENTION:  CORPORATE COMMUNICATIONS
         TELEPHONE REQUESTS MAY BE DIRECTED TO: (650) 369-4300
         FACSIMILE REQUESTS MAY BE DIRECTED TO: (650) 599-2503

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses payable by the Registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements ("Sales Fees") with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


SEC registration fee                             $  12,500
Legal fees and expenses                             10,000
Accounting fees and expenses                        10,000
Financial printers fees and expenses                 5,000
Nasdaq Additional Share Listing Fees                17,500
Miscellaneous expenses                               5,000
                                                 ----------

Total                                            $  60,000
                                                 ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities and expenses arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification by the Registrant of all persons the Registrant may indemnify under Section 145 to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation further provides that the liability of its directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law. These provisions in the Certificate of Incorporation do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with all of its officers and directors.

ITEM 16.  EXHIBITS.

  EXHIBITS
  --------
      1.1   Form of Equity Underwriting Agreement*
      1.2   Form of Debt Underwriting Agreement*
      3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.02 of Registrant's Form 10-Q for the quarter ended March 31, 2000
      3.2 Bylaws, incorporated by reference to Exhibit 3.01 of Registrant's Form 10-Q for the quarter ended March 31, 2000
      4.1   Form of Senior Indenture+
      4.2   Form of Subordinated Indenture+

      4.3   Form of Senior Note+
      4.4   Form of Subordinated Note+
      4.5 Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)+
      4.6   Form of Deposit Agreement (together with Depositary Receipt)+
      4.7   Form of Warrant Agreement (together with form of Warrant
            Certificate)+
      4.8 Specimen of Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 No. 33-38363
      4.9 Convertible Debenture and Warrant Purchase Agreement, incorporated by reference to Exhibit 10.41 of the Registrant's Quarterly Report on Form 10-Q filed on August 16, 1999
      5.1   Opinion of Orrick, Herrington & Sutcliffe LLP+
      12.1  Computation of Ratio of Earnings to Fixed Charges
      23.1  Consent of Ernst & Young LLP, Independent Auditors
      23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)+
      24.1  Power of Attorney (see signature page to this Registration
            Statement)
      25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under Trust Indenture Act of 1939*
      25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

----------
* To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

+ To be filed by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d)   The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 15, 2001.

                                CYGNUS, INC.

                                BY: /s/ JOHN C. HODGMAN
                                   --------------------------------------------
                                                 John C. Hodgman
                                   Chairman, President & Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C Hodgman as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   NAME                                        TITLE                               DATE
                   ----                                        -----                               ----
        /s/ JOHN C. HODGMAN                   Chairman of the Board of Directors,              May 15, 2001
------------------------------------          President & Chief Executive Officer
            John C Hodgman                    (Principal Executive Officer)


      /s/ CRAIG W. CARLSON                    Chief Operating Officer, Chief                   May 15, 2001
------------------------------------          Financial Officer and Senior Vice
           Craig W. Carlson                   President (Principal Financial Officer
                                              and Principal Accounting Officer)


      /s/ FRANK T. CARY                       Director                                         May 15, 2001
------------------------------------
          Frank T. Cary

      /s/ ANDRE F. MARION                     Vice Chairman of the Board of Directors          May 15, 2001
------------------------------------
          Andre F. Marion

      /s/ RICHARD G. ROGERS                   Director                                         May 15, 2001
------------------------------------
          Richard G. Rogers

      /s/ WALTER B. WRISTON                   Director                                         May 15, 2001
------------------------------------
          Walter B. Wriston

                                INDEX TO EXHIBITS


EXHIBIT                               DESCRIPTION
-------                               -----------
      1.1   Form of Equity Underwriting Agreement*
      1.2   Form of Debt Underwriting Agreement*
      3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.02 of Registrant's Form 10-Q for the quarter ended March 31, 2000
      3.2 Bylaws, incorporated by reference to Exhibit 3.01 of Registrant's Form 10-Q for the quarter ended March 31, 2000
      4.1   Form of Senior Indenture+
      4.2   Form of Subordinated Indenture+
      4.3   Form of Senior Note+
      4.4   Form of Subordinated Note+
      4.5 Form of Certificate of Designation for the preferred stock (together with preferred stock certificate)+
      4.6   Form of Deposit Agreement (together with Depositary Receipt)+
      4.7   Form of Warrant Agreement (together with form of Warrant
            Certificate)+
      4.8 Specimen of Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 No. 33-38363
      4.9 Convertible Debenture and Warrant Purchase Agreement, incorporated by reference to Exhibit 10.41 of the Registrant's Quarterly Report on Form 10-Q filed on August 16, 1999
      5.1   Opinion of Orrick, Herrington & Sutcliffe LLP+
      12.1  Computation of Ratio of Earnings to Fixed Charges
      23.1  Consent of Ernst & Young LLC, Independent Accountants
      23.2  Consent of Orrick, Herrington & Sutcliffe LLP (included in
            Exhibit 5.1)+
      24.1  Power of Attorney (see signature page to this Registration
            Statement)
      25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*
      25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

---------------
* To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

+ To be filed by amendment or incorporated by reference in connection with the offering of the securities.